Aptiv Reports Third Quarter 2026 Financial Results Record third quarter revenues reflect strong growth in non-automotive SCHAFFHAUSEN - Aptiv PLC (NYSE: APTV), a global industrial technology company, today reported financial results for the third quarter of 2026. Third Quarter Financial Highlights Include: • U.S. GAAP revenue of $3.2 billion, an increase of 2% ◦ Adjusted revenue growth of 2% • U.S. GAAP net income from continuing operations of $194 million • Adjusted EBITDA of $567 million • U.S. GAAP diluted earnings per share from continuing operations of $0.94 ◦ Adjusted net income per share of $1.42 Year-to-Date Financial Highlights Include: • U.S. GAAP revenue of $9.5 billion, an increase of 2% ◦ Adjusted revenue growth of 1% • U.S. GAAP net income from continuing operations of $621 million • Adjusted EBITDA of $1,729 million • U.S. GAAP diluted earnings per share from continuing operations of $2.95 ◦ Adjusted net income per share of $4.26 “During the third quarter, we delivered solid financial results and continued to execute against our strategic priorities,” said Kevin Clark, chair and chief executive officer. “Our differentiated portfolio, backed by a resilient supply chain, continues to deliver performance and cost benefits for customers in a changing macro environment. Strong non-automotive revenue and bookings growth reflects the applicability of our products and capabilities across new and existing end markets. Through operational execution and disciplined capital allocation, we remain focused on investing in long-term growth and delivering on our commitment to prioritize returning capital to shareholders.” Third Quarter 2026 Results For the three months ended September 30, 2026, the Company reported U.S. GAAP revenue of $3.2 billion, an increase of 2% from the prior year period. Adjusted for currency exchange, commodity movements and the EDS spin-off in prior periods, revenue increased by 2% in the third quarter. This reflects growth of 5% in North America, Exhibit 99.1

5% in Asia Pacific, which includes growth of 1% in China, and 3% in South America, our smallest region, partially offset by declines of 5% in EMEA. The Company reported third quarter 2026 U.S. GAAP net income from continuing operations of $194 million, net income margin from continuing operations of 6.1% and earnings from continuing operations of $0.94 per diluted share, compared to U.S. GAAP net loss from continuing operations of $488 million, net loss margin from continuing operations of 15.6% and loss from continuing operations of $2.24 per diluted share, which includes the impacts of a non-cash goodwill impairment charge of $648 million in the prior year period. Third quarter Adjusted Net Income totaled $292 million, or earnings of $1.42 per diluted share, compared to $321 million, or $1.48 per diluted share, in the prior year period. Adjusted amounts in periods prior to the EDS spin-off are presented on a pro forma basis for the impacts of the spin-off. The Company reported third quarter Adjusted EBITDA of $567 million, compared to $598 million in the prior year period. Adjusted EBITDA margin was 17.7%, compared to 19.1% in the prior year period. Depreciation and amortization expense totaled $247 million, which includes non-cash intangible asset impairment charges of $56 million, compared to $193 million in the prior year period. Interest expense for the third quarter totaled $59 million, compared to $88 million in the prior year period. Tax expense in the third quarter of 2026 was $36 million, compared to $59 million in the prior year period. Net cash flow provided by operating activities from continuing operations totaled $320 million in the third quarter, with Free Cash Flow of $194 million. Year-to-Date 2026 Results For the nine months ended September 30, 2026, the Company reported U.S. GAAP revenue of $9.5 billion, an increase of 2% from the prior year period. Adjusted for currency exchange and commodity movements and the EDS spin-off in prior periods, revenue increased by 1% during the period. This reflects growth of 8% in North America and 2% in Asia Pacific, which includes a decline of 2% in China, partially offset by declines of 6% in EMEA and 1% in South America, our smallest region. The Company reported 2026 year-to-date U.S. GAAP net income from continuing operations of $621 million, net income margin from continuing operations of 6.5% and earnings from continuing operations of $2.95 per diluted share, compared to U.S. GAAP net loss from continuing operations of $363 million, net loss margin from continuing operations of 3.9% and loss from continuing operations of $1.64 per diluted share, which includes the impacts of a non-cash goodwill impairment charge of $648 million in the prior year period. Year-to-date Adjusted Net Income totaled $897 million, or earnings of $4.26 per diluted share, compared to $940 million, or $4.24 per diluted share, in the prior year period. Adjusted amounts in periods prior to the EDS spin-off are presented on a pro forma basis for the impacts of the spin-off. For the 2026 year-to-date period, The Company reported Adjusted EBITDA of $1,729 million, compared to $1,754 million in the prior year period. Adjusted EBITDA margin was 18.1%, compared to 18.8% in the prior year period. Depreciation and amortization expense totaled $631 million, which includes non-cash intangible asset impairment charges of $56 million, compared to $572 million in the prior year period. Interest expense for the year- to-date period totaled $205 million, compared to $273 million in the prior year period. 2

Tax expense in the nine months ended September 30, 2026 was $130 million. Tax expense in the nine months ended September 30, 2025 was $401 million, which primarily reflects an increase to valuation allowances of approximately $300 million on deferred tax assets impacted by the OECD Administrative Guidance issued in the first quarter of 2025.

Reconciliations of Adjusted Revenue Growth, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income Per Share and Free Cash Flow, which are non-GAAP measures, to the most directly comparable financial measures, respectively, calculated and presented in accordance with accounting principles generally accepted in the United States ("GAAP") are provided in the attached supplemental schedules.

Share Repurchases

The Company repurchased and retired 4.7 million shares for $233 million in the third quarter of 2026, bringing the year-to-date total to $558 million. As of September 30, 2026, $1.6 billion remained available for future share repurchases under the Company's existing authorization.

Q4 and Full Year 2026 Outlook

The Company's fourth quarter and full year 2026 financial guidance is as follows. The full year 2026 reflects Aptiv without the EDS business on a pro forma basis. Refer to the reconciliations in the attached supplemental schedules at the end of this press release for reconciliations of non-GAAP metrics to those presented in accordance with GAAP.

(in millions, except per share amounts)	*Q4 2026*	*New Aptiv Full Year 2026*
Net sales	$3,110 - $3,210	$12,650 - $12,750
U.S. GAAP net income from continuing operations	$197 - $237	$825 - $865
U.S. GAAP net income from continuing operations margin	6.9%	6.7%
Adjusted EBITDA	$582 - $642	$2,310 - $2,370
Adjusted EBITDA margin	19.4%	18.4%
U.S. GAAP diluted net income per share from continuing operations	$0.95 - $1.15	$3.95 - $4.15
Adjusted net income per share	$1.35 - $1.55	$5.60 - $5.80
Cash flow from continuing operations		$1,154 - $1,204
Free cash flow		$625 - $675
U.S. GAAP effective tax rate		~17%
Adjusted effective tax rate		~18%

Conference Call and Webcast

The Company will host a conference call to discuss these results at 8:00 a.m. (ET) today, which is accessible by dialing +1.800.330.6710 (U.S.) or +1.213.279.1505 (international) or through a webcast at ir.aptiv.com. The conference ID number is 2198543. A slide presentation will accompany the prepared remarks and has been posted on the investor relations section of the Company's website. A replay will be available two hours following the conference call.

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Use of Non-GAAP Financial Information This press release contains information about Aptiv’s financial results which are not presented in accordance with GAAP. Specifically, Adjusted Revenue Growth, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income Per Share and Free Cash Flow are non-GAAP financial measures. These Non-GAAP metrics are adjusted for the spin-off of the Company’s Electrical Distribution Systems (“EDS”) segment in prior periods, and represent the financial results of Aptiv’s remaining segments (“New Aptiv”), with the EDS segment not included. These Non-GAAP metrics do not include general corporate overhead expenses that were previously allocated to the EDS segment in periods prior to the spin-off, but which are included in income from continuing operations as presented in accordance with U.S. GAAP. Management has implemented plans to substantially eliminate these costs following the spin-off, and therefore believes it appropriate to provide this presentation for improved comparability between periods in order to reflect Aptiv's results without those costs. Adjusted Revenue Growth represents the year-over-year change in reported net sales relative to the comparable period, excluding the impact on net sales from currency exchange, commodity movements, acquisitions, divestitures and other transactions, adjusted for the impacts of the EDS spin-off in periods prior to the spin-off. Adjusted EBITDA represents net income (loss) before depreciation and amortization (including asset impairments), interest expense, income tax (expense) benefit, other income (expense), net, equity income (loss), net of tax, income (loss) from discontinued operations, restructuring, separation costs related to the spin-off of the EDS business, other acquisition and portfolio project costs (which includes costs incurred to integrate acquired businesses and to plan and execute product portfolio transformation actions, including business and product acquisitions and divestitures), goodwill and other asset impairments, compensation expense related to acquisitions and gains (losses) on business divestitures and other transactions, adjusted to reflect the impacts of the EDS spin- off. Adjusted EBITDA margin is defined as Adjusted EBITDA as a percentage of net sales. Adjusted Net Income represents net income (loss) attributable to Aptiv before income (loss) from discontinued operations, amortization, restructuring and other special items, adjusted to reflect the impacts of the EDS spin-off and associated debt repayments in prior periods, including the tax impact thereon. Adjusted Net Income Per Share represents Adjusted Net Income divided by the Weighted Average Number of Diluted Shares Outstanding for the period. Free Cash Flow represents cash provided by (used in) operating activities from continuing operations less capital expenditures, as adjusted to reflect the impacts of the EDS spin-off and associated debt repayments in prior periods. Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position, results of operations and liquidity. In particular, management believes Adjusted Revenue Growth, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income Per Share and Free Cash Flow are useful measures in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding GAAP measure, provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and that may obscure underlying business results and trends, including the impacts of the EDS spin-off. Management also uses these non-GAAP financial measures for internal planning and forecasting purposes. 4

Such non-GAAP financial measures are reconciled to the most directly comparable GAAP financial measures in the attached supplemental schedules at the end of this press release. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures of other companies. About Aptiv Aptiv is a global industrial technology leader delivering advanced solutions people trust when it matters most across automotive, commercial vehicle, aerospace and defense, telecom and datacom, and other diversified industrial end markets. Our differentiated portfolio enables devices and systems to sense, think, act, and continuously optimize performance. Building on decades of innovation, Aptiv brings global scale and a resilient, localized value chain to customers across the globe. Learn more at aptiv.com. Forward-Looking Statements This press release, as well as other statements made by Aptiv PLC (the “Company”), contain forward-looking statements that reflect, when made, the Company’s current views with respect to current events, certain investments and acquisitions and financial performance. Such forward-looking statements are subject to many risks, uncertainties and factors relating to the Company’s operations and business environment, which may cause the actual results of the Company to be materially different from any future results. All statements that address future operating, financial or business performance or the Company’s strategies or expectations are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements are discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s filings with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect the Company. It should be remembered that the price of the ordinary shares and any income from them can go down as well as up. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise, except as may be required by law. # # # 5

APTIV PLC CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) Three Months Ended September 30, Nine Months Ended September 30, 2026 2025 2026 2025 (in millions, except per share amounts) Net sales $ 3,199 $ 3,127 $ 9,505 $ 9,313 Operating expenses: Cost of sales 2,509 2,408 7,370 7,192 Selling, general and administrative 294 333 954 969 Amortization 107 52 211 155 Restructuring 8 39 48 88 Goodwill impairment — 648 — 648 Total operating expenses 2,918 3,480 8,583 9,052 Operating income (loss) 281 (353) 922 261 Interest expense (59) (88) (205) (273) Other income, net 5 21 60 40 Net gain on equity method transactions 19 — 22 46 Income (loss) from continuing operations before income taxes and equity loss 246 (420) 799 74 Income tax expense (36) (59) (130) (401) Income (loss) from continuing operations before equity loss 210 (479) 669 (327) Equity loss, net of tax (16) (9) (50) (38) Income (loss) from continuing operations 194 (488) 619 (365) Income from discontinued operations, net of tax — 136 13 399 Net income (loss) 194 (352) 632 34 Net income attributable to noncontrolling interest — 3 3 9 Net loss attributable to redeemable noncontrolling interest — — (2) (2) Net income (loss) attributable to Aptiv $ 194 $ (355) $ 631 $ 27 Amounts attributable to Aptiv: Income (loss) from continuing operations $ 194 $ (488) $ 621 $ (363) Income from discontinued operations — 133 10 390 Net income (loss) $ 194 $ (355) $ 631 $ 27 Diluted net income (loss) per share: Continuing operations $ 0.94 $ (2.24) $ 2.95 $ (1.64) Discontinued operations — 0.61 0.05 1.76 Diluted net income (loss) per share attributable to Aptiv $ 0.94 $ (1.63) $ 3.00 $ 0.12 Weighted average number of diluted shares outstanding 206.29 217.41 210.43 221.72 6

APTIV PLC CONDENSED CONSOLIDATED BALANCE SHEETS September 30, 2026 December 31, 2025(Unaudited) (in millions) ASSETS Current assets: Cash and cash equivalents $ 670 $ 1,575 Restricted cash 8 3 Accounts receivable, net 2,509 1,910 Inventories 2,202 1,789 Other current assets 703 627 Current assets of discontinued operations — 2,841 Total current assets 6,092 8,745 Long-term assets: Property, net 2,798 2,872 Operating lease right-of-use assets 299 331 Investments in affiliates 1,269 1,288 Intangible assets, net 1,777 1,997 Goodwill 3,972 4,008 Other long-term assets 1,895 1,816 Long-term assets of discontinued operations — 2,356 Total long-term assets 12,010 14,668 Total assets $ 18,102 $ 23,413 LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND SHAREHOLDERS’ EQUITY Current liabilities: Short-term debt $ 24 $ 23 Accounts payable 1,978 1,623 Accrued liabilities 1,085 1,191 Current liabilities of discontinued operations — 2,200 Total current liabilities 3,087 5,037 Long-term liabilities: Long-term debt 5,332 7,467 Pension benefit obligations 213 212 Long-term operating lease liabilities 249 270 Other long-term liabilities 433 479 Long-term liabilities of discontinued operations — 449 Total long-term liabilities 6,227 8,877 Total liabilities 9,314 13,914 Commitments and contingencies Redeemable noncontrolling interest — 102 Total Aptiv shareholders’ equity 8,788 9,207 Noncontrolling interest — 190 Total shareholders’ equity 8,788 9,397 Total liabilities, redeemable noncontrolling interest and shareholders’ equity $ 18,102 $ 23,413 7

APTIV PLC CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) Nine Months Ended September 30, 2026 2025 (in millions) Cash flows from operating activities: Net income $ 632 $ 34 Income from discontinued operations, net of tax 13 399 Income (loss) from continuing operations 619 (365) Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization 631 572 Restructuring expense, net of cash paid (26) 4 Deferred income taxes (25) 357 Loss from equity method investments, net of dividends received 50 38 Gain on extinguishment of debt (39) — Goodwill impairment — 648 Net gain on equity method transactions (22) (46) Other, net 108 117 Changes in operating assets and liabilities: Accounts receivable, net (386) (214) Inventories (393) (191) Accounts payable 194 194 Other, net (299) (255) Pension contributions (10) (6) Net cash provided by operating activities from continuing operations 402 853 Net cash (used in) provided by operating activities from discontinued operations (133) 514 Net cash provided by operating activities 269 1,367 Cash flows from investing activities: Capital expenditures (404) (366) Proceeds from sale of property 1 2 Proceeds from asset sale — 4 Cost of business acquisitions and other transactions, net of cash acquired (25) — Proceeds from sale of technology investments — 12 Cost of technology investments — (42) Proceeds from the sale of equity method investments — 164 Acquisition of redeemable noncontrolling interest (67) — Settlement of derivatives (3) 4 Net cash used in investing activities from continuing operations (498) (222) Net cash used in investing activities from discontinued operations (66) (123) Net cash used in investing activities (564) (345) Cash flows from financing activities: Decrease in other short and long-term debt, net (5) (577) Repayment of senior notes (2,054) (144) Fees related to modification of debt agreements — (5) Dividend received from spin-off of Versigent 1,893 — Cash transferred to Versigent related to spin-off (282) — Repurchase of ordinary shares (558) (96) Taxes withheld and paid on employees’ restricted share awards (33) (21) Net cash used in financing activities from continuing operations (1,039) (843) Net cash provided by (used in) financing activities from discontinued operations 150 (142) Net cash used in financing activities (889) (985) Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash 8 32 (Decrease) increase in cash, cash equivalents and restricted cash (1,176) 69 Cash, cash equivalents and restricted cash at beginning of the period 1,854 1,574 Cash, cash equivalents and restricted cash at end of the period $ 678 $ 1,643 Cash, cash equivalents and restricted cash of discontinued operations $ — $ 234 Cash, cash equivalents and restricted cash of continuing operations $ 678 $ 1,409 8

APTIV PLC
FOOTNOTES
(Unaudited)

1. Segment Summary

	Three Months Ended September 30,			Nine Months Ended September 30,		
	2026	2025	%	2026	2025	%
	(in millions)			(in millions)		
Reported Net Sales						
Engineered Components	$ 1,835	$ 1,710	7%	$ 5,257	$ 5,008	5%
Intelligent Systems	1,402	1,442	(3)%	4,336	4,373	(1)%
Eliminations and Other (a)	(38)	(25)		(88)	(68)	
Reported Net Sales	$ 3,199	$ 3,127		$ 9,505	$ 9,313	
Adjusted EBITDA						
Engineered Components	$ 387	$ 379	2%	$ 1,144	$ 1,100	4%
Intelligent Systems	180	219	(18)%	585	654	(11)%
Adjusted EBITDA	$ 567	$ 598		$ 1,729	$ 1,754	

(a) Eliminations and Other includes the elimination of inter-segment transactions.

2. Weighted Average Number of Diluted Shares Outstanding

The following table illustrates the weighted average shares outstanding used in calculating basic and diluted net income (loss) per share attributable to Aptiv for the three and nine months ended September 30, 2026 and 2025:

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2026	2025	2026	2025
	(in millions, except per share amounts)			
Weighted average ordinary shares outstanding, basic	206.01	217.41	209.88	221.72
Dilutive shares related to RSUs	0.28	—	0.55	—
Weighted average ordinary shares outstanding, including dilutive shares	206.29	217.41	210.43	221.72
Basic net income (loss) per share:				
Continuing operations	$ 0.94	$ (2.24)	$ 2.96	$ (1.64)
Discontinued operations	—	0.61	0.05	1.76
Basic net income (loss) per share attributable to Aptiv	$ 0.94	$ (1.63)	$ 3.01	$ 0.12
Diluted net income (loss) per share:				
Continuing operations	$ 0.94	$ (2.24)	$ 2.95	$ (1.64)
Discontinued operations	—	0.61	0.05	1.76
Diluted net income (loss) per share attributable to Aptiv	$ 0.94	$ (1.63)	$ 3.00	$ 0.12

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APTIV PLC RECONCILIATION OF NON-GAAP MEASURES (Unaudited) In this press release the Company has provided information regarding certain non-GAAP financial measures, including “Adjusted Revenue Growth,” “Adjusted EBITDA,” “Adjusted Net Income,” “Adjusted Net Income Per Share,” and “Free Cash Flow.” Such non-GAAP financial measures are reconciled to their closest GAAP financial measure in the following schedules. Adjusted Revenue Growth: Adjusted Revenue Growth is presented as a supplemental measure of the Company’s financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted Revenue Growth in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted Revenue Growth is defined as the year-over-year change in reported net sales relative to the comparable period, excluding the impact on net sales from currency exchange, commodity movements, acquisitions, divestitures and other transactions, adjusted for the EDS spin-off. The impact from currency exchange reflects the percentage change in revenue attributable to changes in foreign currency exchange rates in the current period as compared to the prior period, which is calculated by applying the prior period foreign currency exchange rates to current period net sales. The impact from commodity movements is calculated as the difference in the amount of net sales in the current period compared to the prior period that is attributable to escalation clauses in our contracts with our customers for recovery of increased commodity costs. The impact of acquisitions and divestitures, as applicable, is calculated as the percentage increase in net sales in the current period compared to the prior period for sales generated by a business acquired during or subsequent to the prior period, and the percentage decrease in net sales in the current period compared to the prior period for sales generated by a business that was divested during or subsequent to the prior period. Not all companies use identical calculations of Adjusted Revenue Growth, therefore this presentation may not be comparable to other similarly titled measures of other companies. Three Months Ended September 30, 2026 Reported net sales % change 2 % Less: impact of foreign currency exchange — % Less: impact of commodities — % Less: acquisitions and divestitures, net — % Adjusted revenue growth 2 % Nine Months Ended September 30, 2026 Reported net sales % change 2 % Less: impact of foreign currency exchange 1 % Less: impact of commodities — % Less: acquisitions and divestitures, net — % Adjusted revenue growth 1 % The impact of the EDS spin-off included within the adjustment for acquisitions and divestitures, net, is calculated based on the following. 10

Three Months Ended Nine Months Ended March 31, June 30, September 30, September 30, 2026 2026 2026 2026 (in millions) Reported net sales $ 3,032 $ 3,274 $ 3,199 $ 9,505 Adjustment for EDS spin-off (a) 36 — — 36 Net sales as adjusted for EDS spin-off $ 3,068 $ 3,274 $ 3,199 $ 9,541 Three Months Ended Year Ended March 31, June 30, September 30, December 31, December 31, 2025 2025 2025 2025 2025 (in millions) Reported net sales $ 2,987 $ 3,199 $ 3,127 $ 3,084 $ 12,397 Adjustment for EDS spin-off (a) (3) 8 7 (43) (31) Net sales as adjusted for EDS spin-off $ 2,984 $ 3,207 $ 3,134 $ 3,041 $ 12,366 (a) Adjustment for timing differences in the recognition of sales from New Aptiv businesses to the historical EDS segment between U.S. GAAP continuing operations presentation and when the sales would have been recognized if EDS had been a third party in the historical period. The Company has included this adjustment for improved comparability between periods. 11

Adjusted EBITDA: Adjusted EBITDA is presented as a supplemental measure of the Company's financial performance which management believes is useful to investors in assessing the Company's ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company's core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted EBITDA in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted EBITDA is defined as net income (loss) before depreciation and amortization (including asset impairments), interest expense, income tax (expense) benefit, other income (expense), net, equity income (loss), net of tax, income (loss) from discontinued operations, restructuring and other special items, adjusted to reflect the impacts of the EDS spin-off. Adjusted EBITDA does not include general corporate overhead expenses that were allocated to the EDS segment in prior periods, but which are included in income from continuing operations as presented in accordance with U.S. GAAP. EBITDA margin represents EBITDA as a percentage of net sales, and Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of net sales as adjusted for the EDS spin-off.

Adjusted EBITDA

	Three Months Ended September 30,				Nine Months Ended September 30,			
	2026		2025		2026		2025	
	(in millions)							
	$	Margin	$	Margin	$	Margin	$	Margin
Net income (loss) attributable to Aptiv	$ 194	6.1%	$(355)	(11.4)%	$ 631	6.6%	$ 27	0.3%
Income from discontinued operations, net of tax	—		133		10		390	
Income (loss) from continuing operations	$ 194	6.1%	$(488)	(15.6)%	$ 621	6.5%	$(363)	(3.9)%
Interest expense	59		88		205		273	
Income tax expense	36		59		130		401	
Net loss attributable to redeemable noncontrolling interest	—		—		(2)		(2)	
Depreciation and amortization (a)	247		193		631		572	
EBITDA	536	16.8%	(148)	(4.7)%	1,585	16.7%	881	9.5%
Other income, net	(5)		(21)		(60)		(40)	
Net gain on equity method transactions	(19)		—		(22)		(46)	
Equity loss, net of tax	16		9		50		38	
Restructuring	8		39		48		88	
Separation costs	10		2		33		3	
Other acquisition and portfolio project costs	6		12		21		24	
Goodwill impairment	—		648		—		648	
Operating lease asset impairment	14		—		14		—	
Compensation expense related to acquisitions	1		4		4		13	
Gain on asset sale	—		—		—		(5)	
EDS spin-off (b)	—		53		56		150	
Adjusted EBITDA	$ 567	17.7%	$ 598	19.1%	$1,729	18.1%	$1,754	18.8%

(a) Includes fixed asset and intangible asset impairments.

(b) Represents costs that were allocated to and reported within the EDS segment in historical periods that are not included in income from discontinued operations, net of tax.

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Segment Adjusted EBITDA

(in millions)

Three Months Ended September 30, 2026	Engineered Components	Intelligent Systems	Total
Operating income	$ 194	$ 87	$ 281
Restructuring	5	3	8
Separation costs	6	4	10
Other acquisition and portfolio project costs	5	1	6
Compensation expense related to acquisitions	—	1	1
Operating lease asset impairment	8	6	14
Depreciation and amortization (a)	169	78	247
Adjusted EBITDA	$ 387	$ 180	$ 567

Three Months Ended September 30, 2025	Engineered Components	Intelligent Systems	Total
Operating income (loss)	$ 228	$ (581)	$ (353)
Restructuring	2	37	39
Separation costs	1	1	2
Other acquisition and portfolio project costs	6	6	12
Goodwill impairment	—	648	648
Compensation expense related to acquisitions	—	4	4
Depreciation and amortization (a)	114	79	193
EDS spin-off (b)	28	25	53
Adjusted EBITDA	$ 379	$ 219	$ 598

Nine Months Ended September 30, 2026	Engineered Components	Intelligent Systems	Total
Operating income	$ 662	$ 260	$ 922
Restructuring	17	31	48
Separation costs	19	14	33
Other acquisition and portfolio project costs	12	9	21
Compensation expense related to acquisitions	—	4	4
Operating lease impairment	8	6	14
Depreciation and amortization (a)	398	233	631
EDS spin-off (b)	28	28	56
Adjusted EBITDA	$ 1,144	$ 585	$ 1,729

Nine Months Ended September 30, 2025	Engineered Components	Intelligent Systems	Total
Operating income (loss)	$ 631	$ (370)	$ 261
Restructuring	35	53	88
Separation costs	2	1	3
Other acquisition and portfolio project costs	10	14	24
Goodwill impairment	—	648	648
Compensation expense related to acquisitions	—	13	13
Gain on business divestitures and other transactions	—	(5)	(5)
Depreciation and amortization (a)	343	229	572
EDS spin-off (b)	79	71	150
Adjusted EBITDA	$ 1,100	$ 654	$ 1,754

(a) Includes fixed asset and intangible asset impairments.

(b) Represents costs that were allocated to and reported within the EDS segment in historical periods that are not included in income from discontinued operations, net of tax.

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<u>Adjusted Net Income and Adjusted Net Income Per Share</u>: Adjusted Net Income and Adjusted Net Income Per Share, which are non-GAAP measures, are presented as supplemental measures of the Company's financial performance which management believes are useful to investors in assessing the Company's ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company's core operating performance and which may obscure underlying business results and trends. Management utilizes Adjusted Net Income and Adjusted Net Income Per Share in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted Net Income is defined as net income (loss) attributable to Aptiv before income (loss) from discontinued operations, amortization, restructuring and other special items, adjusted to reflect the impacts of the EDS spin-off and associated debt repayments in prior periods, including the tax impact thereon. Adjusted Net Income does not include general corporate overhead expenses that were allocated to the EDS segment in prior periods, but which are included in income from continuing operations as presented in accordance with U.S. GAAP. Adjusted Net Income Per Share is defined as Adjusted Net Income divided by the Weighted Average Number of Diluted Shares Outstanding for the period. Not all companies use identical calculations of Adjusted Net Income and Adjusted Net Income Per Share, therefore this presentation may not be comparable to other similarly titled measures of other companies.

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2026	2025	2026	2025
	(in millions, except per share amounts)			
Net income (loss) attributable to Aptiv	$ 194	$ (355)	$ 631	$ 27
Income from discontinued operations, net of tax	—	133	10	390
Income (loss) from continuing operations	$ 194	$ (488)	$ 621	$ (363)
Adjusting items:				
Amortization	107	52	211	155
Restructuring	8	39	48	88
Separation costs	10	2	33	3
Other acquisition and portfolio project costs	6	12	21	24
Asset impairments	14	—	17	6
Goodwill impairment	—	648	—	648
Compensation expense related to acquisitions	1	4	4	13
Gain on asset sale	—	—	—	(5)
Gain on extinguishment of debt	—	(3)	(39)	—
Gain on change in fair value of publicly traded equity securities	—	(1)	—	(2)
Net gain on equity method transactions	(19)	—	(22)	(46)
Tax impact of intercompany transfers of intellectual property and other related transactions (a)	—	—	—	294
Interest expense reduction (b)	—	28	24	93
EDS spin-off (c)	—	53	56	150
Tax impact of adjusting items (d)	(29)	(25)	(77)	(118)
Adjusted net income attributable to Aptiv	$ 292	$ 321	$ 897	$ 940
Weighted average number of diluted shares outstanding	206.29	217.41	210.43	221.72
Diluted net income (loss) per share attributable to Aptiv	$ 0.94	$ (2.24)	$ 2.95	$ (1.64)
Adjusted net income per share	$ 1.42	$ 1.48	$ 4.26	$ 4.24

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(a) As a result of the Pillar Two OECD Administrative Guidance released in the first quarter of 2025, the Company no longer expects to obtain significant benefits from the tax incentive granted to its Swiss subsidiary in 2023. Accordingly, the Company recognized an increase to valuation allowances of $294 million to reduce the related deferred tax asset during the three months ended March 31, 2025. (b) In connection with the spin-off of EDS, the Company repaid approximately $2.1 billion in principal amount of debt in 2026. Reflects the reduction in interest expense in prior periods as if the debt repayment had occurred as of the first day of the respective period. (c) Represents costs that were allocated to and reported within the EDS segment in historical periods that are not included in income from discontinued operations, net of tax. (d) Represents the income tax impacts of the adjustments made for amortization, restructuring and other special items by calculating the income tax impact of these items using the appropriate tax rate for the jurisdiction where the charges were incurred. 15

Free Cash Flow: Free Cash Flow is presented as a supplemental measure of the Company’s liquidity, which is consistent with the basis and manner in which management presents financial information for the purpose of making internal operating decisions, evaluating its liquidity and determining appropriate capital allocation strategies. Management believes this measure is useful to investors to understand how the Company’s core operating activities generate and use cash. Free Cash Flow is defined as cash provided by (used in) operating activities from continuing operations less capital expenditures, adjusted to reflect the impacts of the EDS spin-off and associated debt repayments in prior periods. Not all companies use identical calculations of Free Cash Flow, therefore this presentation may not be comparable to other similarly titled measures of other companies. The calculation of Free Cash Flow does not reflect cash used to service debt, pay dividends or repurchase shares, and therefore, does not necessarily reflect funds available for investment or other discretionary uses. Three Months Ended Nine Months Ended March 31, June 30, September 30, September 30, 2026 2026 2026 2026 (in millions) Net cash (used in) provided by operating activities from continuing operations $ (55) $ 137 $ 320 $ 402 Capital expenditures (153) (125) (126) (404) Success fees paid related to spin-off — (45) — (45) Cash interest reduction (a) 46 — — 46 EDS spin-off (b) 45 — — 45 Free cash flow $ (117) $ (33) $ 194 $ 44 (a) In connection with the spin-off of EDS, the Company repaid approximately $2.1 billion in principal amount of debt in 2026. Reflects the reduction in cash interest paid in prior periods as if the debt repayment had occurred as of the first day of the respective period. (b) Represents cash outflows associated with costs previously allocated to and reported within the EDS segment in historical periods that are not included in Net cash (used in) provided by operating activities from discontinued operations. 16

Financial Guidance: The reconciliation of the forward-looking non-GAAP financial measures provided in the Company’s financial guidance to the most comparable forward-looking GAAP measure for the fourth quarter and full year 2026 is as follows. This reflects Aptiv without the EDS business, which is presented as discontinued operations. New Aptiv Estimated Q4 Estimated Full Year 2026 (a) 2026 (a) ($ in millions) Adjusted EBITDA $ Margin (b) $ Margin (b) Net income from continuing operations attributable to Aptiv $ 217 6.9% $ 845 6.7 % Interest expense 65 245 Income tax expense 55 205 Net loss attributable to noncontrolling interest (c) — — Depreciation and amortization 200 830 EBITDA $ 537 17.0% $ 2,125 16.7 % Other income, net — (60) Net gain on equity method transactions — (25) Equity loss, net of tax 20 75 Restructuring 25 75 Other acquisition and portfolio project costs, including costs related to the spin-off of the EDS business 30 80 Operating lease asset impairment — 15 EDS spin-off (d) — 55 Adjusted EBITDA $ 612 19.4% $ 2,340 18.4% (a) Prepared at the estimated mid-point of the Company’s financial guidance range. (b) Represents net income attributable to Aptiv, EBITDA and Adjusted EBITDA as a percentage of estimated net sales. (c) Includes portion attributable to redeemable noncontrolling interest. (d) Represents costs that were allocated to and reported within the EDS segment in historical periods that are not included in income from discontinued operations, net of tax. 17

Estimated Q4 Estimated Full Year 2026 (a) 2026 (a) Adjusted Net Income Per Share ($ and shares in millions, except per share amounts) Net income from continuing operations attributable to Aptiv $ 217 $ 845 Adjusting items: Amortization 55 265 Restructuring 25 75 Other acquisition and portfolio project costs, including costs related to the spin-off of the EDS business 30 80 Asset impairments — 20 Net gain on equity method transactions — (25) Gain on extinguishment of debt — (45) Tax impact of adjusting items (27) (100) Pro forma adjustment for interest expense reduction (b) — 25 Pro forma adjustment for EDS spin-off (c) — 55 Adjusted net income attributable to Aptiv $ 300 $ 1,195 Weighted average number of diluted shares outstanding 206.00 209.00 Diluted net income per share attributable to Aptiv $ 1.05 $ 4.05 Adjusted net income per share $ 1.45 $ 5.70 (a) Prepared at the estimated mid-point of the Company’s financial guidance range. (b) In connection with the spin-off of EDS, the Company repaid approximately $2.1 billion in principal amount of debt in 2026. Reflects the reduction in interest expense in prior periods as if the debt repayment had occurred as of the first day of the respective period. (c) Represents costs that were allocated to and reported within the EDS segment in historical periods that are not included in income from discontinued operations, net of tax. Estimated Full Year 2026 (a) Free Cash Flow (in millions) Net cash provided by operating activities from continuing operations $ 1,179 Capital expenditures (575) Success fees paid related to spin-off (45) Cash interest reduction (b) 46 EDS spin-off (c) 45 Free cash flow $ 650 (a) Prepared at the estimated mid-point of the Company’s financial guidance range. (b) In connection with the spin-off of EDS, the Company repaid approximately $2.1 billion in principal amount of debt in 2026. Reflects the reduction in cash interest paid in prior periods as if the debt repayment had occurred as of the first day of the respective period. (c) Represents cash outflows associated with costs previously allocated to and reported within the EDS segment in historical periods that are not included in Net cash (used in) provided by operating activities from discontinued operations. Investor Contact: Betsy Frank +1.929.240.1777 betsy.frank@aptiv.com 18